Exhibit 5.1

                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                              New York, NY  10022

                                   September 22, 1997

     Hexcel Corporation
     Two Stamford Plaza
     281 Tresser Boulevard
     Stamford, Connecticut 06901

                            Re:  Registration Statement on Form S-8

     Ladies and Gentlemen:

                            We have acted as special counsel to Hexcel
     Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), relating to the issuance and sale of up to 150,000 shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of the Company issuable under the Company's Management Stock Purchase Plan (the "Stock Purchase Plan").

                            This opinion is being furnished in
     accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                            We have examined originals or copies,
     certified or otherwise identified to our satisfaction, of the (i) Registration Statement, (ii) the Stock Purchase Plan,(iii) a specimen certificate evidencing the Common Stock,(iv) the Restated Certificate of Incorporation of the Company, as amended to date,
     (v) the Amended and Restated By-Laws of the Company, as amended to date, (vi) certain resolutions of the Board of Directors of the Company relating to, among other things, the Stock Purchase Plan, and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                            In our examination, we have assumed the
     legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon certificates, statements or representations of officers and other representatives of the Company, public officials and others. In rendering the opinion set forth below, we have assumed that (i) the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us and (ii) prior to the issuance of any Shares, the Company and the relevant grantee will have duly entered into grant agreements ("Grant Agreements") in accordance with the terms of the Stock Purchase Plan and any restrictions pursuant to Section 5 of the Stock Purchase Plan on stock awards representing the right to receive Shares will have lapsed in accordance with the terms of the Stock Purchase Plan.

                            Members of our firm are admitted to the Bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

                            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Stock Purchase Plan and the Grant Agreements, will be validly issued, fully paid and nonassessable.

                            We hereby consent to the filing of this
     opinion with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP